Exhibit 99.1

Netlist Announces Strategic Alliance with Samsung

For Advanced Memory Technology

-Agreements for Cross License, Product Supply, and Technology Cooperation-

IRVINE, California, August 5, 2026 — Netlist, Inc. (OTCQB: NLST) today announced a strategic alliance with Samsung with the signing of five-year term agreements for a patent portfolio cross license, memory product supply and technology cooperation.

Under the agreements, Samsung will receive access to Netlist’s complete patent portfolio, including its server DIMM and High Bandwidth Memory technologies. Samsung will supply Netlist DRAM and NAND products, and the parties agree to settle and mutually release all pending legal actions.

C.K. Hong, Netlist's Chief Executive Officer, said, “We’re excited to renew this partnership and look forward to working closely with Samsung. These strategic agreements reflect the companies’ shared commitment to innovation in the AI-memory space and validates the value of Netlist’s IP.”

In connection with the memory product supply agreement, Samsung will purchase ten million shares of Netlist common stock. Further details regarding the transaction are available in Netlist's Current Report on Form 8-K filed concurrently with the issuance of this release and available on the SEC filings page of the Netlist website, click here.

Netlist will host a conference call this morning at 8:30 a.m. Eastern Time to discuss the announcement. To pre-register for the conference call, click here. A live webcast and archived replay of the call can be accessed in the investor section of Netlist's website, at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements regarding the anticipated benefits, terms and effects of the strategic alliance and related agreements with Samsung, including the patent portfolio cross license, memory product supply and technology cooperation agreements; the parties’ ability to perform their respective obligations under, and to realize the anticipated benefits of, those agreements; future benefits of the settlement and mutual release of pending legal actions with Samsung; the anticipated closing, timing and effects of Samsung’s purchase of Netlist common stock, which has not yet closed; and statements about Netlist's positioning to capitalize on next generation memory products, and evaluations and judgments regarding Netlist’s products and intellectual property portfolio. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. They reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others, risks that: the anticipated benefits of the strategic alliance and related agreements with Samsung, including the patent cross license, memory product supply and technology cooperation agreements, may not be realized, that Samsung or Netlist may fail to perform their respective obligations under those agreements, or that the parties’ business objectives for entering into the agreements may not be achieved; that the purchase of Netlist common stock by Samsung has not yet closed and may be delayed, modified or not completed, including if any closing conditions are not satisfied or waived; associated with the issuance and sale of common stock to Samsung if and when completed, including dilution of existing stockholders’ ownership interests and potential effects on the trading price of Netlist’s common stock; Netlist may not be able to collect the substantial amount in damages previously awarded to it in its litigations (appeals in general could cause a lengthy delay in Netlist's ability to collect damages awards, could overturn the verdicts or reduce the damages awards); Netlist will suffer adverse outcomes in its litigation with Micron or Google or in its various other active proceedings to defend the validity of its patents; related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio, which efforts may not be successful; other patent infringement litigation initiated by Netlist, or by others against Netlist, may not be successful or resolve favorably for Netlist, particularly given the costs and unpredictability of any such litigation; associated with Netlist's product sales, including whether and how long the current market and demand for products sold by Netlist will persist or persist as expected and whether Netlist may successfully develop and launch new products that are attractive to the market; whether Netlist will continue to acquire components or products for resale on favorable terms; associated with the competitive landscape of Netlist's industry, general economic, political and market conditions, factory slowdowns and/or shutdowns, and changes in international trade and tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the SEC on March 19, 2026, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

The offer and sale of the shares of common stock to Samsung are being made in a transaction not involving a public offering and the securities will not and have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For more information, please contact:

Investors / Media
Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729